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                                                                    Exhibit 99.1

[EMERSON LOGO]
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                               NEWS & INFORMATION
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FOR:      EMERSON RADIO CORP.
          9 Entin Road
          Parsippany, NJ 07054-0430

CONTACT:  EMERSON RADIO CORP.           OR:          EPOCH FINANCIAL GROUP, INC.
          Robert Maffei                              Victor Thompson or
          Investor Relations Manager                 Todd Atenhan
          (973) 428-2098                             (888) 917-5105


April 7, 2006


                              FOR IMMEDIATE RELEASE


           EMERSON RADIO CORP.'S CHIEF FINANCIAL OFFICER RESIGNS FROM
             FULL-TIME POSITION AND AGREES TO REMAIN AS A CONSULTANT

PARSIPPANY, NJ - April 7, 2006 -- Emerson Radio Corp. (AMEX: MSN) announced today that Guy A. Paglinco, Emerson's Chief Financial Officer, tendered his resignation effective April 14, 2006 and has agreed to remain as a consultant to Emerson. Emerson is currently in the process of interviewing candidates to succeed Mr. Paglinco.

Emerson Radio Corp. (AMEX:MSN - News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwave ovens, clocks, clock radios, audio and home theater products.

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2005. The Company assumes no obligation to update the information contained in this news release.